Consulting Agreement
                                               --------------------


     THIS AGREEMENT made this 18th day of September, 1997, between Video Lottery Technologies, Inc., and its subsidiary corporations, 2311 South 7th Ave., Bozeman, MT 59715 (collectively the "Company"), and Patricia Becker, 1800 Wincanton Drive, Las Vegas, NV 89134 ("Consultant").

     The parties agree as follows:

Section 1: Scope of Work. Consultant shall:
---------  -------------

     A) Serve as the Chairman of the Compliance Committee of the Company, and otherwise to provide advice and assistance to the Company on matters of regulatory compliance and such other matters as requested by the President and CEO of the Company.

Section 2: Compensation.
---------  ------------

     A) In consideration of Consultant's performing services hereunder, the Company shall pay Consultant an annual fee of $75,000 payable in equal monthly installments within twenty (20) days after the end of each calendar month during the term hereof.


     B) In addition, Consultant shall receive $1,000 per day for each day in which such services are performed upon submission by Consultant of a monthly invoice with a description of the services rendered during the preceding month.

     C) The Company shall reimburse Consultant's actual expenses incurred in carrying out the activities described in Section 1 above, including costs of travel, telephone and post charges, and printing costs. Consultant shall provide the Company with appropriate documentation to support each expense payable within 15 days after the end of each month. Such reimbursement of expenses shall be in accordance with existing Company policy. Section 3: Term. The term of this Agreement shall be one year commencing January 16, 1998, and terminating on January 16, 1999. Notwithstanding the foregoing, either party may terminate this agreement for any reason during the term, upon 90 days written notice of intent to terminate to the other party.

Section 4: During the term hereof,  Consultant  agrees to use her best  efforts,
---------
skill, knowledge and experience in the performance of the services hereunder; and Consultant will not directly or indirectly maintain any business or financial interests, or engage in any business or financial activities, or perform similar type services as provided hereunder which conflict with the interests of the Company. Consultant also agrees not to disclose, either during the term hereof or thereafter, any unpublished or confidential proprietary information concerning the business of the Company obtained by Consultant hereunder.

Section 5:
---------

     A) It is understood that Consultant will perform services hereunder as an independent contractor, and not as an employee, agent or legal representative of the Company for any purpose.

     B)   This agreement is not assignable by Consultant.

     C) Nothing in this Agreement shall prejudice or alter the rights of either party under any other valid existing or future agreements between these parties.

Section 6.  Consultant  hereby  acknowledges  that she has received and read the
---------
Company's Code of Conduct and agrees to abide by its provisions.

Section  7. It is  understood  that the  Consultant's  services  to be  provided
----------
hereunder  shall  be  separate  and  distinct  from   Consultant's   duties  and
responsibilities as a member of the Board of Directors of the Company.

Section 8.  Consultant  understands  that:  (i) the Company  and its  directors,
---------
officers, employees and consultants are subject to investigation and regulation by governmental regulatory agencies; (ii) Consultant's engagement hereunder is subject to review and approval by the Company's Compliance Committee; and (iii) Consultant's engagement hereunder is subject to the maintenance in good standing of its status with such agencies.

Section 9. This Agreement shall not be modified except in writing signed by both
---------
parties hereto.

CONSULTANT                                VIDEO LOTTERY TECHNOLOGIES, INC.


    /s/ Patricia Becker                   By:      /s/ Susan J. Carstensen
--------------------------------                 ------------------------------
      Patricia Becker
                                          Title:           CFO
                                                 ------------------------------



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